 UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

April 22, 2008

Forward Industries, Inc.

(Exact name of registrant as specified in its charter)

New York	000-6669	13-1950672
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1801 Green Road, Suite E Pompano Beach, FL	33064
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code

(954) 419-9544

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02(b) and 5.02(d): Death of Director; Compensatory Arrangements

Jerome E. Ball, Chairman of the Board of Directors of Forward Industries, died on April 22, 2008.  A press release issued by the Company announcing Mr. Ball's death is attached hereto as Exhibit [99.1].   Mr. Ball's death leaves a vacancy on the Board.  At the present time, the Nominating Committee of the Board of Directors has not settled on immediate arrangements regarding the nomination or naming of a successor director, if any.  At the time of his death, Mr. Ball was serving as a consultant to the Company with a two year term expiring December 31, 2009, in consideration of a monthly consulting fee of $10,000.  The Agreement provides that if at any time during its term the Agreement is terminated by Mr. Ball's death or permanent disability, his estate would be entitled to payment of one-half the monthly payments remaining under the Agreement at the time of such termination.  Accordingly, the Company anticipates making a payment of $100,000 to Mr. Ball's estate within thirty days of termination.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits.

Exhibit 99.1            Press Release issued on April 24, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Forward Industries Inc.,

By:

/s/ Douglas W. Sabra

_______________________________________

Name Douglas W. Sabra

Title: Chief Executive Officer

Dated: April 24, 2008